UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K


             CURRENT REPORT PURSUANT TO SECTION 13 OR 15 (D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


         Date of Report (Date of earliest event reported) August 7, 1998




                        U.S. RESTAURANT PROPERTIES, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)



    MARYLAND                    1-13089                       75-2687420
(STATE OF OTHER         (COMMISSION FILE NUMBER)          (I.R.S. EMPLOYER
 JURISDICTION OF                                           IDENTIFICATION NO.)
 INCORPORATION OR
 ORGANIZATION)



                              5310 Harvest Hill Rd.
                                Suite 270, LB 168
                               Dallas, Texas 75230
          (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES, INCLUDING ZIP CODE)


                                  972-387-1487
              (REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE)


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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

On August 3, 1998, U.S. Restaurant Properties, Inc. (the "Registrant") acquired 11 Applebee restaurant properties located in Illinois and Iowa. The acquisition was done pursuant to one asset purchase agreement. The purchase price equaled $10,500,000 in cash and other capitalized costs of approximately $67,000. The selling entity was Apple South, Inc., a Georgia corporation. The acquisition was funded by the Registrant's bank line of credit.

On July 29, 1998, the Registrant acquired one Wendy's restaurant, one Kentucky Fried Chicken restaurant and three regional restaurants and other properties located in Kentucky, Maryland and Tennessee. The acquisition was done pursuant to two purchase and sale agreements. The purchase price equaled $2,367,183 in cash and other capitalized costs of approximately $89,000. The selling entities were Shoney's, Inc., a Tennessee corporation and SHN Properties, LLC, a Delaware limited liability company. The acquisition was funded by the Registrant's bank line of credit.

On July 28, 1998, the Registrant acquired one TGI Friday's restaurant property located in Rhode Island. The acquisition was done pursuant to one purchase and sale agreement. The purchase price equaled $2,050,000 in cash and other capitalized costs of approximately $19,000. The selling entity was Woloohojian Realty Corp., a Rhode Island corporation. The acquisition was funded by the Registrant's bank line of credit.

On July 23, 1998, the Registrant acquired one Sonic restaurant property located in South Carolina. The acquisition was done pursuant to one purchase and sale agreement. The purchase price equaled $508,700 in cash and other capitalized costs of approximately $10,000. The selling entity was Trustee Ralph L. Mason, Mack V. Colt, Trustee and Mack C. Colt FBO Ann V. Colt, Mack V. Colt Trustee. The acquisition was funded by the Registrant's bank line of credit.

On July 22, 1998, the Registrant acquired 11 Clark Oil gas station properties located in Illinois and Missouri. The acquisition was done pursuant to one purchase and sale agreement. The purchase price equaled $2,575,000 in cash and other capitalized costs of approximately $191,000. The selling entity was CRG Properties St. Louis, LLC, a Texas limited liability company. The acquisition was funded by the Registrant's bank line of credit.

On various dates from July 1, 1998 through August 7, 1998, the Registrant acquired 3 properties consisting of regional brand restaurants and gas station properties located in Arizona, Florida, and Texas. The properties were acquired pursuant to three purchase and sale agreements. These properties were purchased for an aggregate cash purchase price of approximately $2,598,000. These restaurant and gas station properties represent newly developed properties and properties yet to be developed, which do not have any historical operations. These are not considered to be an acquisition of a business and consequently no financial information is presented herein on these properties. The selling entities were Elektra Enterprises, Inc., a Texas corporation, Branch Capital Partners, L.P., a Georgia limited partnership, and Southeast Valley Auto Mall, LLC, an Arizonia limited liability company. These acquisitions were funded by the Registrant's bank line of credit.

In addition, to the above acquisitions, five other properties (the "Other Properties") were acquired during the period July 1, 1998 and August 7, 1998. These properties consist of one Arby's restaurant, one Chevron gas station and three regional restaurant and other properties. The properties were purchased from Sybra of California, a California corporation, Kettle Restaurants, Inc., a Texas corporation, B.C. Oil Ventures, LLC, a California limited liability company and Lincoln Trust Company, Trustee FBO M. Scott Rohrman. These properties were purchased for an aggregate cash purchase price of approximately


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$1,562,000  and 667 operating  partnership  ("OP") units (valued at $26.5625 per unit). The OP units may be exchanged for one share of Common Stock of the Registrant. The Registrants Common Stock price on the transaction date was used to value the OP units. The OP units are guaranteed to have a value of $29.985 per OP unit two years from the transaction date. The cash portion of these properties were funded by the Registrant's bank line of credit.

The purchase prices, which were negotiated with the Sellers, were determined through internal analysis by the Registrant of historical cash flows and/or fair market values of the acquired Properties.


ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS


         a)  Financial Statements

             Financial Statements for the Properties acquired and noted in Item 2 are not available at this time but for certain of the properties they will be filed as soon as possible, but not later than 60 days from the date of this Form 8-K.


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                                    SIGNATURE



         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



Date:  August 21, 1998                 U.S. RESTAURANT PROPERTIES, INC.




                                       By:     /s/ Robert J. Stetson
                                          ------------------------------------
                                           Robert J. Stetson
                                           President, Chief Executive Officer





                                       By:    /s/ Michael D. Warren
                                          ------------------------------------
                                           Michael D. Warren
                                           Director of Finance


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